Exhibit 10.13

RULES OF THE
CYCLACEL GROUP PLC
DISCRETIONARY
SHARE OPTION PLAN (APPROVED AND UNAPPROVED PARTS)

Authorised by shareholders on 1 July, 2004
Adopted by the Board on 30 June, 2004
Part A approved by the Inland Revenue on [      ] under reference: X22776/IDA

ALLEN & OVERY LLP

LONDON

ICM: 874712.1

CONTENTS

Rule

PART A: APPROVED PART
1.	Grant of Options
2.	Option Price
3.	Plan limits
4.	Rights of exercise
5.	Lapse of Options
6.	Exchange of Options
7.	Exercise Process
8.	Adjustment of Options
9.	Administration
10.	Amending the Plan
11.	General
12.	Governing law
PART B: UNAPPROVED PART
1.	Application of Part A
2.	Grant of Options
3.	Individual Limit
4.	Inland Revenue Approval
5.	Variation
6.	Withholding for Tax & National Insurance Contributions
7.	Extension of Plan Overseas
Definitions Appendix
1.	Interpretation
2.	Definitions

RULES OF THE CYCLACEL GROUP PLC

DISCRETIONARY SHARE OPTION PLAN

PART A: APPROVED PART

1.                                     GRANT OF OPTIONS

1.1                              How Options are granted

The Grantor may, at its discretion, grant to any Eligible Employee nominated by the Remuneration Committee an Option at the Option Price over such whole number of Shares as it decides, in accordance with the Rules.

1.2                              Manner of grant and payment for Options

On the Date of Grant, an Option will be granted as a deed, (or if the Company is not incorporated under the laws of England and Wales in such form as to make it a binding agreement between the Company and the Participant).  A single deed of grant may be executed in favour of any number of Participants.  There will be no payment for the grant of an Option.

1.3                              When Options can be granted

(a)                                 Options can only be granted during the period of 42 days starting on any of the following:

(i)                                     the day after the date on which the Company releases its results for any period;

(ii)                                  the date of formal approval of the Plan by the Inland Revenue under Schedule 4;

(iii)                               any day on which the Remuneration Committee resolves that exceptional circumstances exist which justify the grant of Options;

(iv)                              any day on which any change to the legislation affecting discretionary share option plans is announced or made;

(v)                                 the day immediately following any general meeting of the Company;

(vi)                              the day following the lifting of any restrictions imposed by statute, order, regulation or the Model Code;

(b)                                No Option can be granted after the Plan Period.

1.4                              Conditions (including performance targets)

The exercise of an Option may be subject to the satisfaction of a performance target or other condition selected by the Remuneration Committee, which, in either case, will normally have to be met before the Option can be exercised.  Such performance target or conditions:

(a)                                  must be objective and stated in writing at the Date of Grant;

(b)                                 may not be amended unless an event occurs which causes the Remuneration Committee to consider that an amendment to the performance target or condition would be fairer and more reasonable and the performance target or condition as amended would be no more difficult to satisfy;

(c)                                  may be waived if an event occurs which causes the Remuneration Committee reasonably to consider that it should be waived.

In setting a performance target or condition, the Remuneration Committee will take into consideration the principles of good corporate governance applicable to a company such as the Company (including, if the Remuneration Committee considers it appropriate, the “Principles and Guidelines on Executive Remuneration” published by the Association of British Insurers from time to time).

1.5                              Approvals and consents

The grant of an Option will be subject to obtaining any approval or consent required under any applicable regulations or enactments.

1.6                              Notification of grant

A Participant will be issued with an option certificate specifying the Date of Grant, the number of Shares under the Option, the Option Price, and any performance targets and conditions.

1.7                              Options personal to Participants

An Option may not, nor may any rights in respect of it, be transferred, assigned, charged or otherwise disposed of to any person other than on the death of a Participant, when an Option may be transmitted to the Participant’s personal representatives.

1.8                              Disclaimer of Options

A Participant may disclaim all or part of his Option by notice in writing to the Secretary of the Company within 30 days after the Date of Grant.  No consideration will be paid for the disclaimer of the Option.  To the extent that an Option is disclaimed, it will treated for all purposes as never having been granted.

1.9                              National Insurance elections and agreements

The Company may require, as a condition of exercise, an agreement under paragraph 3A of Schedule 1 to the Social Security Contributions and Benefits Act 1992 or to make an election under paragraph 3B of Schedule 1 to that Act in relation to any secondary Class I National Insurance contributions arising on the exercise of the Option.

2.                                     OPTION PRICE

2.1                              Option Price

The Board will decide the Option Price of an Option which will be stated at the Date of Grant.  The Option Price cannot be less than the higher of:

(a)                                  the Market Value of a Share on the Dealing Day immediately preceding the Date of Grant or, if the Board decides, the average of the Market Values on the three Dealing

Days immediately preceding the Date of Grant or the Market Value at any earlier time or times agreed by the Board and the Inland Revenue; and

(b)                                 the nominal value of a Share, if the Shares are to be subscribed,

but subject to any adjustment under Rule 8.

2.2                              Excluded Market Value

The Option Price may not be determined on the basis of the Market Value of a Share on a day which is earlier than the first Dealing Day following:

(a)                                  the date of Revenue approval; or

(b)                                 the day after the Company releases its results for any period.

3.                                     PLAN LIMITS

3.1                              Limit imposed by the Inland Revenue

No Option will be granted to an Eligible Employee if it would, at the Date of Grant, result in:

(a)                                  the total Market Value of the Shares (calculated under Rule 2.1(a)) which the Eligible Employee could acquire on exercise of the Option; and

(b)                                 the aggregate market values of the shares which the Eligible Employee could acquire on the exercise of any option(s) granted under the Plan and any other discretionary share option plan approved by the Inland Revenue and established by the Company or by an Associated Company, exceeding £30,000 or any other limit applicable under paragraph 6 of Schedule 4 from time to time.  In determining the limit in this Rule 3.1, no account will be taken of any Shares where the right to acquire them was disclaimed under Rule 1.8 or was exercised or has lapsed.

3.2                              Limit on individual participation

No Option will be granted to an Eligible Employee which would, at the Date of Grant, result in the total Market Value of Shares over which he has been granted options in the preceding 12 months under the Plan and any other discretionary share option plan to exceed 100% of the Eligible Employee’s total remuneration (including bonuses and commissions but excluding benefits in kind) from any Participating Company employing him or with which he holds an office in the 12 months preceding the Date of Grant.  However, in exceptional circumstances and at the discretion of the Remuneration Committee, the individual limit on participation may be increased to a maximum of 200% of the Eligible Employee’s total remuneration (including bonuses and commissions but excluding benefits in kind) from any Participating Company employing him or with which he holds an office in the 12 months preceding the Date of Grant.

3.3                              The 10 per cent. limit over 10 years

The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares which have been allocated in the previous 10 years under the Plan and any other Employees’ Share Plan adopted by the Company, exceed that number of Shares that represents 10 per cent. of the ordinary share capital of the Company in issue immediately prior to that day.

3.4                              The five per cent. limit over 10 years

The number of Shares which may be allocated under the Plan on any day cannot, when added to the aggregate of the number of Shares which have been allocated in the previous 10 years under the Plan and any other share option plan in which participation is at the discretion of the grantor of options under that plan adopted by the Company, exceed that number of Shares that represents five per cent. of the ordinary share capital of the Company in issue immediately prior to that day.

3.5                              Exclusions from the limits in Rules 3.3 and 3.4

In calculating the limits in Rules 3.3 and 3.4:

(a)                                  any Shares where the right to acquire them was released or lapsed;

(b)                                 any Shares which are or have been allocated under the Cyclacel Group plc Senior Executive Incentive Plan;

(c)                                  any Option intended to be satisfied by transferring or processing the transfer of existing Shares to the Participant.

will be disregarded.

In calculating the limit under Rule 3.4, there will also be disregarded any Shares which were allocated under any other Employees’ Share Plan before admission of the Shares to the Official List of the London Stock Exchange or any other Recognised Stock Exchange.

3.6                              Meaning of allocation

References to Shares being allocated means, in the case of any share option plan, the placing of unissued Shares or treasury Shares under option and, in relation to other types of Employees’ Share Plan, means the issue and allotment of Shares or, the transfer of Shares out of treasury.

3.7                              Grant of Options in excess of limits

If an Option is granted on terms which do not comply with this Rule 3, the number of Shares over which that Option has been granted will:

(a)                                  in the case of Rule 3.1 be reduced automatically to the largest lower number that will ensure compliance with the relevant rule; or

(b)                                 in any other case, together with the number of Shares over which all other Options have been granted on the same Date of Grant, be reduced pro rata to the largest lower number that complies with the relevant Rule.

An adjusted Option will take effect from the Date of Grant as if it had been granted on the adjusted terms.

3.8                              Adjustment to Shares to be taken into account

Where Shares which have been issued under the Plan or any other Employees’ Share Plan adopted by the Company are to be taken into account for the purposes of the limits in this Rule 3 and a Variation has taken place between the date of issue of those Shares and the date on which the limit is to be calculated, then the number of Shares taken into account for the purposes of the limit will be adjusted in the manner the Board considers appropriate to take account of the Variation.

4.                                     RIGHTS OF EXERCISE

4.1                              General rules for exercise

An Option may not be exercised by the Participant (or, if appropriate the Participant’s personal representative) at any time when the Participant cannot (or would not have been able to) participate in the Plan due to the provisions of paragraph 9 of Schedule 4 (material interest in close company).  Except as provided in the other provisions of this Rule 4, an Option:

(a)                                  may be  exercised on or after the third anniversary of the Date of Grant or any later date determined by the Board at the Date of Grant;

(b)                                 may only be exercised by a Participant while he is a director or employee of a Participating Company or of an Associated Company;

(c)                                  may only be exercised if any conditions imposed under Rule 1.4 and not waived have been fulfilled to the satisfaction of the Board, other than following an exchange of Options under Rule 4.10.

4.2                              Exercise on ceasing to be a director or employee

Subject to the provisions of Rule 5, an Option can be exercised at any time during the period of 12 months following the earliest of the date on which the Participant ceases to be an officer or employee of a Participating Company or an Associated Company if cessation is because of:

(a)                                  injury, disability, Redundancy, Retirement;

(b)                                 the company which employs him ceasing to be under the Control of the Company or an Associated Company;

(c)                                  the transfer or sale of the undertaking or part-undertaking in which the Participant is employed to a person who is neither under the Control of the Company nor an Associated Company; or

(d)                                 a reason other than those in Rule 4.2(a) to (c) above or Rule 4.5, at the discretion of the Remuneration Committee, such discretion to be exercised within 14 days of the cessation of office or employment.

4.3                              Extension of period for exercise

If a Participant ceases to be an officer or employee of a Participating Company or an Associated Company in any of the circumstances referred to in Rule 4.2 the Board may extend the period of exercise of the Participant’s Option so that subject to Rule 5 it will remain exercisable until six months after the third anniversary of its Date of Grant.

4.4                              Pregnancy

For the purposes of Rule 4.2(a) a Participant who leaves employment because of pregnancy will be regarded as having left employment on the day on which she indicates either that she does not intend to return to work or that she will not be returning to work.  If she gives no indication she will be treated as having left employment on the date after the day on which maternity pay under the Employment Rights Act 1996 ceases to be payable, or if later, any other date specified in the terms of her employment, without her returning to work.

4.5                              Death

Any Option held by a Participant who dies can be exercised by his personal representatives within 12 months after the date of death, but in any event before the tenth anniversary of the Date of Grant.

4.6                              Transfer overseas

Any Option held by a Participant transferring to a country outside the United Kingdom who continues or will continue to hold an office or employment with a Participating Company or an Associated Company as a result of that transfer and will either:

(a)                                  become subject to income tax on his remuneration in the country to which he is transferred so that he will suffer a tax disadvantage on the exercise of his Option following the transfer; or

(b)                                 become subject to restrictions on his ability to exercise his Option or to deal in the Shares that may be acquired upon the exercise of that Option because of the securities laws or exchange control laws of the country to which he is transferred, may be exercised in the period beginning three months before and ending three months after the transfer of the Participant subject to performance conditions being satisfied.

4.7                              General offer

Subject to satisfying the relevant performance conditions and Rule 5 and provided an Option is not to be exchanged under Rule 4.10, an Option can be exercised within the period of 6 months following the date on which an offeror (together with others, if any, acting in concert with the offeror) obtains Control of the Company as a result of making a general offer to acquire all the issued Ordinary Shares of the Company or all of the Shares of the Company which are of the same class as the Shares and any conditions  to which the offer was subject have been satisfied.

4.8                              Section 429 notice

Subject to satisfying the relevant performance conditions and Rule 5 and provided an Option is not to be exchanged under Rule 4.10, an Option can be exercised in the period during which a person is entitled under sections 428 to 430F of the Companies Act 1985 to acquire any Shares (or who would be so entitled but for the fact that there were no dissenting shareholders on whom to serve notice).

4.9                              Company reconstruction

Subject to satisfying the relevant performance conditions and Rule 5 and provided an Option is not to be exchanged under Rule 4.10, an Option can be exercised within the period of six months following the date when the court sanctions a compromise or arrangement under section 425 of the Companies Act 1985 (or comparable overseas legislation) proposed for the purposes of or in connection with a scheme for the reconstruction or amalgamation of the Company.

4.10                       Reorganisation or merger

If a Company (the “Successor Company”) has obtained Control of the Company, and the shareholders of the Successor Company immediately after it has obtained Control are substantially the same as the shareholders of the Company immediately before that event, and the Successor Company consents to the exchange of Options under this Rule, Options will not be exercisable but will be exchanged during the Appropriate Period under the terms of Rule 6, save that references to the Acquiring Company in that Rule will be deemed to be references to the Successor Company.

4.11                       Winding-Up

Subject to satisfying the relevant performance conditions, an Option may be exercised at any time following the giving of notice of a meeting to consider the voluntary winding-up of the Company, but before the relevant resolution has been passed or defeated or the meeting adjourned indefinitely, conditionally on the resolution being passed.  This Rule does not apply where the winding-up is for the purpose of a reconstruction or amalgamation.

5.                                     LAPSE OF OPTIONS

To the extent not exercised, an Option will lapse on the earliest of:

(a)                                  the tenth anniversary of the Date of Grant;

(b)                                 the expiry of twelve months from the date on which the Participant ceases to be an officer or employee of a Participating Company or an Associated Company in any of the circumstances referred to in Rule 4.2 or, if Rule 4.3 applies, the expiry of six months following the third anniversary of the Date of Grant;

(c)                                  the date on which a Participant ceases to be an officer or employee of a Participating Company or an Associated Company in any circumstances other than those referred to in Rule 4.2 or Rule 4.5;

(d)                                 the expiry of the period of twelve months following the death of a Participant;

(e)                                  the expiry of the period of six months following the occurrence of the circumstances permitting the exercise of Options in Rules 4.7 and 4.9;

(f)                                    the expiry of the period in Rule 4.8 during which a person is entitled or bound to acquire Shares under sections 428 to 430F of the Companies Act 1985 unless the Option has been exchanged under Rule 4.10;

(g)                                 the passing of an effective resolution or the making of an order by the court for the winding-up of the Company;

(h)                                 the Participant being deprived of the legal or beneficial ownership of the Option by operation of law, or doing or omitting to do anything which causes him to be so deprived or being declared bankrupt;

(i)                                     the Participant attempting to breach Rule 1.7; and

(j)                                     as soon as any condition imposed under Rule 1.4 can, in the opinion of the Board, no longer be met.

6.                                     EXCHANGE OF OPTIONS

6.1                              The Acquiring Company

If any company (the “Acquiring Company”):

(a)                                  obtains Control of the Company as a result of making a general offer to acquire:

(i)                                     the whole of the issued ordinary share capital of the Company; or

(ii)                                  all the shares in the Company which are of the same class as the Shares,

in either case ignoring any Shares which are already owned by it or a member of the same group of companies; or

(b)                                 obtains Control of the Company as a result of a compromise or arrangement sanctioned by the court under section 425 of the Companies Act 1985; or

(c)                                  becomes entitled to acquire Shares under sections 428 to 430F of that Act,

any Participant may, at any time within the Appropriate Period, by agreement with the Acquiring Company, release any Option which has not lapsed (the “Old Option”) in consideration of the grant to the Participant of a new Option (the “New Option”) which (for the purposes of paragraph 27 of Schedule 4) is equivalent to the Old Option but relates to shares in a different company (whether the Acquiring Company itself or some other company falling within paragraph 16(b) or (c) of Schedule 4).

6.2                              The New Option

The New Option will not be regarded as equivalent to the Old Option unless the conditions set out in paragraph 27(4) of Schedule 4 are satisfied, but so that the provisions of the Plan will for this purpose be construed as if the New Option were an option granted under the Plan at the same time and on the same terms as the Old Option except for the purpose of the definition of “Participating Company” in the Appendix, and as if:

(a)                                  the reference to Cyclacel Group plc in the definition of the “Company” in the Appendix were a reference to the different company mentioned in Rule 6.1; and

(b)                                 Rule 10.2 was omitted.

For the avoidance of doubt, the Plan remains that of the company which first established this Plan prior to the Option exchange.

7.                                     EXERCISE PROCESS

7.1                              Exercise in whole or in part

An Option may be exercised in whole or in part, provided that an Option may not be exercised in respect of less than 100 Shares nor otherwise than in multiples of 100 Shares on any one occasion unless either the Option is over less than 100

Shares or it is the last occasion

on which the Option is exercised, when it may be exercised in respect of any number of Shares up to the number in respect of which it remains capable of exercise.

7.2                              Manner of exercise

Subject to Rule 7.1, to exercise an Option, the Participant must deliver at the address specified in the notice of exercise:

(a)                                  an option certificate for all the Shares over which the Option is then to be exercised;

(b)                                 the notice of exercise in the prescribed form properly completed and signed by the Participant (or by his duly authorised agent); and

(c)                                  evidence to the satisfaction of the Company that it has received or will receive as soon as practicable payment in full of the Option Price for the aggregate number of Shares over which the Option is to be exercised.

7.3                              Option Exercise Date

If any conditions must be fulfilled before an Option may be exercised, the Option will not be validly exercised unless and until the Board is satisfied that those conditions have been fulfilled.  Otherwise, the Option Exercise Date will be the date of receipt of the items referred to in Rule 7.2.

7.4                              Delivery of Shares

Subject to the other provisions of this Rule 7, the Grantor or the Board will procure the delivery of any Shares to a Participant (or his nominee) pursuant to the exercise of an Option within 30 days following the Option Exercise Date.

7.5                              Consents

The delivery of any Shares under the Plan will be subject to obtaining any necessary approval or consent.

7.6                              Ranking of Shares

Shares acquired by a Participant under the Plan will rank equally in all respects with the Shares then in issue, except that they will not be entitled to any rights attaching to the Shares by reference to a record date preceding the day on which the Participant is entered on the Company’s register of shareholders in respect of those Shares.

7.7                              Listing

If the Shares are Listed, the Company will apply for Listing of any Shares issued under the Plan as soon as practicable after their allotment.

8.                                     ADJUSTMENT OF OPTIONS

8.1                              Variation in equity share capital

If there is a Variation in the equity share capital of the Company:

(a)                                  the number and/or the nominal value of Shares over which an Option is granted; and

(b)                                 the Option Price,

will be adjusted in the manner the Board, with the prior approval of the Inland Revenue, determines so that (as nearly as may be without involving fractions of a Share or an Option Price calculated to more than two decimal places) the Exercise Price will remain unchanged.

8.2                              Nominal value of Shares

(a)                                 Apart from under this Rule 8.2, no adjustment under Rule 8.1 can reduce the Option Price to less than the nominal value of a Share. Where an Option subsists over both issued and unissued Shares, an adjustment may only be made if the reduction of the Option Price in respect of both the issued and the unissued Shares can be made to the same extent.

(b)                                Any adjustment made to the Option Price of Options over unissued Shares will only be made if and to the extent that the Board is authorised to:

(i)                                     capitalise from the reserves of the Company a sum equal to the amount by which the nominal value of the Shares in respect of which the Option is exercisable exceeds the adjusted Exercise Price; and

(ii)                                  apply that sum in paying up the Shares;

so that on exercise of the Option the Board will capitalise that sum and apply it in paying up the Shares.

(c)                                 Where an Option subsists over issued Shares only, any adjustment to the Option Price may be made under and in accordance with Rule 8.1.

8.3                              Notifying Participants of adjustments

The Grantor will take the steps it considers necessary to notify Participants of any adjustment made under Rule 8 and may call in, cancel, endorse, issue or re-issue any certificate as a result of that adjustment.

9.                                     ADMINISTRATION

9.1                              Notices

Any notice or other communication in connection with the Plan will be in writing and may be given:

(a)                                  by personal delivery; or

(b)                                 by sending it by post:

(i)                                     in the case of a company, to its registered office or other address that it notifies in writing; and

(ii)                                  in the case of an individual, to the individual’s last known address, or where the individual is a director or employee of a Participating Company or an Associated Company either to the individual’s last known address or to the address of the place of business at which the individual performs the whole or substantially the whole of the duties of the individual’s office or employment; or

(c)                                  by sending it by facsimile, email or any form of electronic transfer acceptable to the  Board:

(i)                                     in the case of a company, to the facsimile number, email address or other number or address that the company notifies; and

(ii)                                  in the case of an individual, to the individual’s last known facsimile number or email address, or where the individual is a director or employee of a Participating Company or an Associated Company, to the individual’s workplace facsimile number or email address.

9.2                              When notice is given

Any notice under Rule 9.1 will be given:

(a)                                  if delivered, at the time of delivery;

(b)                                 if posted, at 10.00am on the second business day after it was put into the post; or

(c)                                  if sent by facsimile, email or any other form of electronic transfer, at the time of despatch.

In proving service of notice it will be sufficient to prove that delivery was made or that the envelope containing it was properly addressed, prepaid and posted or that the facsimile message, email or other form of electronic transfer was properly addressed and despatched as appropriate.

9.3                              Documents sent to shareholders

Participants may receive copies of any notice or document sent by the Company to the holders of Shares.

9.4                              Partial exercise of Options

If an Option is exercised in part, the Grantor may call in, endorse or cancel and re-issue, as it considers appropriate, any certificate for the balance of the Shares over which the Option was granted.

9.5                              Replacement option certificates

If any option certificate is worn out, defaced or lost, it may be replaced on the evidence that the Company requires being provided.

9.6                              Shares to cover Options

The Grantor will ensure that sufficient Shares are available to satisfy all outstanding Options.

9.7                              Administration of the Scheme

The Plan will be administered by the Board.  The Board has full authority, consistent with the Rules, to administer the Plan, including authority to interpret and construe any provision of the Plan and to adopt any regulations for administering the Plan and any documents it thinks necessary or appropriate.  The Board’s decision on any matter concerning the Plan will be final and binding.

9.8                              Costs of introducing and administering the Plan

The costs of introducing and administering the Plan will be borne by the Company.  However, the Company may require any Participating Company or Associated Company to enter into an agreement which obliges that company to reimburse the Company for any costs borne by the Company, directly or indirectly, in respect of the Participating Company’s or Associated Company’s officers or employees.

10.                              AMENDING THE PLAN

10.1                       The Board’s power to amend the Plan

Subject to the provisions of this Rule 10, the Board can at any time amend any of the provisions of the Plan in any respect.

10.2                       Shareholder approval

Subject to Rule 10.3 below, no amendment can be made to the advantage of Participants or Eligible Employees to:

(a)                                  the persons to whom Options may be granted;

(b)                                 the limit on the number of Shares which may be issued under the Plan;

(c)                                  the maximum entitlement for individual Participants;

(d)                                 the rights attaching to Options and Shares;

(e)                                  the determination of the Option Price;

(f)                                    the rights of Participants in the event of a Variation; or

(g)                                 the terms of this Rule 10.2,

without the prior approval by ordinary resolution of the members of the Company in general meeting.

10.3                       Permitted amendments

Rule 10.2 will not apply to any amendment which is:

(a)                                  necessary or desirable in order to obtain or maintain Inland Revenue approval of the Plan under Schedule 4;

(b)                                 minor and to benefit the administration of the Plan;

(c)                                  to take account of any changes in legislation; or

(d)                                 to obtain or maintain favourable taxation, exchange control or regulatory treatment for the Company, any Participating Company or Associated Company or any present or future Participant.

10.4                       Participants’ approval

No amendment will be made under Rule 10.1 which would abrogate or materially affect adversely the subsisting rights of a Participant unless it is made with the Participant’s written consent or by a resolution passed as if the Options constituted a separate class of share capital and the provisions of the articles of association of the Company and of the Companies Act 1985 relating to class meetings applied to that class mutatis mutandis.

10.5                       Notice of amendments

Participants will be given written notice of any amendments which affect the Options they hold to the Plan made under Rule 10.1 as soon as reasonably practicable after they have been made.

10.6                       Prohibited amendment

No amendment will be made to the Plan if, as a result of the amendment, it would cease to be an Employees’ Share Plan.

10.7                       Inland Revenue approval

While the Plan is to remain approved by the Inland Revenue, no amendment to a key feature (within the meaning of paragraph 30 of Schedule 4) following Inland Revenue approval will have effect until after the amendment has been approved by the Inland Revenue.

If the Company wishes to terminate the approved status of the Plan, it will inform the Inland Revenue as soon as is reasonably practicable after it has taken action to do so.

11.                              GENERAL

11.1                       Termination of the Plan

The Plan will terminate at the end of the Plan Period or at any earlier time determined by the Board.  Termination of the Plan will not affect the subsisting rights of Participants.

11.2                       Funding the Plan

The Company and any Subsidiary of the Company may provide money to the Trustees or any other person to enable them or him to acquire Shares to be held for the purposes of the Plan, or enter into any guarantee or indemnity for those purposes, to the extent permitted by any applicable law.

11.3                       Rights of Participants and Eligible Employees

(a)                                 Nothing in the Plan will give any officer or employee of any Participating Company or Associated Company any right to participate in the Plan. Participation in one grant does not imply a right to participate or be considered for participation in a later grant.

(b)                                The rights and obligations of any individual under the terms of the Participant’s office or employment with a Participating Company or Associated Company will not be affected by participation in the Plan nor any right which the Participant may have to participate under it.

(c)                                 A Participant holding an Option will not have any rights of a shareholder of the Company with respect to that Option or the Shares subject to it.

11.4                       No rights to compensation or damages

A Participant waives all and any rights to compensation or damages for the termination of the Participant’s office or employment with a Participating Company or Associated Company for any reason whatsoever (including unlawful termination of employment) insofar as those rights arise or may arise from the Participant ceasing to have rights under or to be entitled to exercise any Option under the Plan as a result of that termination or from the loss or diminution in value of such rights or entitlements.  Nothing in the Plan or in any document executed under it will give any Participant or Eligible Employee or other person any right to continue in Employment or will affect the right of the Company or any Associated Company to terminate the employment of any Participant or Eligible Employee or any other person without liability at any time, with or without cause, or will impose on the Grantor, Company, any Participating Company, the Board or their respective agents and employees any liability in connection with the loss of a Participant’s benefits or rights as a result of the exercise of a discretion under the Plan for any reason on the termination of the Participant’s employment.

11.5                       The benefits of Rule 11.3 and 11.4

The benefit of Rules 11.3 and 11.4 is given for the Company, for itself and as trustee and agent of all its Subsidiaries and Associated Companies.  The Company will hold the benefit of these Rules on trust and as agent for each of them and may assign the benefit of this Rule 11.5 to any of them.

11.6                       Articles of association

Any Shares acquired on the exercise of Options shall be subject to the articles of association of the Company.

11.7                       Witholding for tax and National Insurance Contributions

If the Grantor or any Participating Company is obliged to account for tax and Class 1 National Insurance contributions for which the Participant is liable by virtue of the exercise of the Option, the Grantor or Participating Company may withhold such amounts and/or make such arrangements as it considers necessary to meet any liability to taxation or Class I National Insurance contributions, including arrangements such that the Participant discharges the liability personally.   If such liability has not been discharged within a specified period notified to the Participant then the Grantor or Participating Company may sell Shares on behalf of a Participant to discharge the liability.

11.8                       Severability

The invalidity or non-enforceability of one or more provisions of the Plan will not affect the validity or enforceability of the other provisions of the Plan.

11.9                       Third Parties

This Plan confers no benefit, right or expectation on a person who is not a Participant.  No third party has any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan.  Any other right or remedy which a third party may have is unaffected by this Rule.

11.10                Data Protection

All Eligible Employees agree as a condition of their participation in the Plan that any personal data in relation to them may be held by a Participating Company and/or a trustee and passed on to a third party broker, registrar, administrator and/or future purchaser of the Company for all purposes relating to the operation or administration of the Plan, including to countries or territories outside the European Economic Area.

12.                              GOVERNING LAW

These Rules will be governed by and construed in accordance with the law of England.  All Participants, the Company and any other Participating Company or Associated Company will submit to the jurisdiction of the English courts in relation to any disputes arising under the Plan.

PART B: UNAPPROVED PART

1.                                     APPLICATION OF PART A

Save as modified by the Rules set out below, all provisions in the Rules of Part A are incorporated into this Part B as if fully set out herein and so as to be part of Part B and (for the avoidance of doubt) shares allocated under this Part B shall be taken into account for the purposes of Rule 3 of Part A.

2.                                     GRANT OF OPTIONS

Rule 1.1 shall be amended by the insertion of the following words at the end:

“provided that an Eligible Employee shall not be granted an Option if that Eligible Employee is within a year of the age at which the Eligible Employee is bound or entitled to retire under his contract of employment.”

3.                                     INDIVIDUAL LIMIT

Rule 3.1 of Part A will not apply in this Part B.

4.                                     INLAND REVENUE APPROVAL

4.1                                Rules 1.3(a)(ii), 2.2(a), 10.3(a) and 10.7 will not apply to Options granted under Part B of this Plan.  In Rule 2.1(a) the words “and the Inland Revenue” will be deleted.  In Rule 8.1 the words “with the prior approval of the Inland Revenue” will be deleted.

4.2                                Apart from any election made under Rule 1.9, there will be no need to seek Inland Revenue approval or agreement for anything done under Part B of this Plan and references to events occurring by reference to Inland Revenue approval will be ignored.

5.                                     VARIATION

Demerger or distribution in specie

In the event of a demerger, exempt distribution under section 213 of the Taxes Act or other distribution in specie, Options may be adjusted in the manner described in Rule 8.

6.            WITHHOLDING FOR TAX & NATIONAL INSURANCE CONTRIBUTIONS

The Grantor or any Participating Company may withhold such amounts and/or make such arrangements as it considers necessary to meet any liability to taxation or Class I National Insurance contributions, including the sale of Shares on behalf of a Participant, unless the Participant discharges the liability personally.

7.                                     EXTENSION OF PLAN OVERSEAS

Notwithstanding any other provision of this Plan, the Board may in respect of Participants who are or who may be subject to taxation outside the United Kingdom on their remuneration amend or add to the provisions of the Plan as it considers necessary or desirable to take account of or to mitigate or to comply with the relevant overseas taxation, securities or exchange control laws provided that the terms of Options granted to such Participants are not overall more favourable than the terms of Options granted to other Participants.

Definitions Appendix

1.                                     INTERPRETATION

The words and expressions used in this Plan which have capital letters have the meanings set out in the Appendix.  The headings in the Rules are for convenience and should be ignored when construing them.  Unless the context otherwise requires, words in the singular include the plural and vice versa and words importing either gender include both genders.

Reference in the Rules to any statutory provisions are to those provisions as amended or re-enacted from time to time, and include any regulations or other subordinate legislation made under them.

2.                                     DEFINITIONS

Appendix	this appendix which forms part of the Rules;

Appropriate Period	the relevant period referred to in paragraph 26(3) of Schedule 4;

Associated Company	the meaning given by paragraph 35 of Schedule 4;

Board	the board of directors for the time being of the Company or a duly authorised committee of the board which for the avoidance of doubt may include the Remuneration Committee;

Company	Cyclacel Group plc, registered in England and Wales under no. 5090795;

Control	in relation to a body corporate, the power of a person to secure:

(a) by means of the holding of shares or the possession of voting power in or in relation to that or any other body corporate; or

(b) by virtue of any power conferred by the articles of association or other document regulating that or any other body corporate,

that the affairs of the first-mentioned body corporate are conducted in accordance with the wishes of that person;

Date of Grant	with respect to an Option, the date on which it is granted under Rule 1.2;

Dealing Day	any day on which the London Stock Exchange is open for the transaction of business;

Eligible Employee	any person who at the Date of Grant:

(a) is either an employee (other than an employee who is a director) of a Participating Company or is a Full-Time Director of a Participating Company;

(b) is not precluded from participating by paragraph 9 of Schedule 4 (material interest in a close company);

(c) is not within six months of his normal retirement date under his contract of employment; and

(d) subject to the Board’s decision in individual cases, has not given or received notice of termination of employment with a Participating Company, whether or not such termination is lawful;

Employees’ Share Plan	a scheme for encouraging or facilitating the holding of shares or debentures in a company by or for the benefit of:

(a) the employees or former employees of the Company, the Company’s subsidiary or holding company or a subsidiary of the Company’s holding company; or

(b) the wives, husbands, widows, widowers or children or step-children under the age of 18 of such employees or former employees;

Exercise Price

the total amount payable on the exercise of an Option, whether in whole or in part, being an amount equal to the relevant Option Price multiplied by the number of Shares in respect of which the Option is exercised;

Full-Time Director	a director whose terms of appointment require him to devote not less than 25 hours per week (excluding meal breaks) to his duties under the appointment;

Grantor	in relation to an Option, the Person who granted it, which may be the Company or any other Person;

Group	the Company and all companies which are under the Control of the Company;

Listed	admitted to trading on a Recognised Stock Exchange and Listing will be construed accordingly;

London Stock Exchange	the London Stock Exchange plc or any successor body carrying on the business of the London Stock Exchange plc;

Market Value	in relation to a Share on any day:

(a) if the Shares are Listed, its middle market quotation as derived from the Daily Official List of the London Stock Exchange on that day; or

(b)

if the Shares are not Listed, its market value, determined in accordance with Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation Division of the Inland Revenue;

Model Code	the Model Code on directors’ dealings in securities as set out in the appendix to Chapter 16 of the Listing Rules as amended from time to time;

Option	a right to acquire Shares under the Plan;

Option Exercise Date	the date when the exercise of an Option is effective because it complies with Rules 7.2 and 7.3;

Option Price	the price determined by the Board under Rule 2 at which a Share subject to an Option may be acquired on the exercise of that Option;

Participant	any Eligible Employee to whom an Option has been granted, or (where the context requires) his personal representatives;

Participating Company	the Company and any other company in the Group to which the Board has resolved the Plan will extend;

Person	any individual, corporation, partnership, limited liability company, trust or other entity of whatever nature;

Plan	the Cyclacel Group plc Discretionary Share Option Plan (Approved and Unapproved Parts) as amended from time to time in accordance with the Rules;

Plan Period	the period starting on the date the Plan is approved by the Board and ending on the 10th anniversary of that date or such shorter period as the Board may specify when the Plan is approved;

Recognised Stock Exchange	the London Stock Exchange and any other stock exchange outside the United Kingdom that is for the time being designated as a recognised stock exchange for the purpose of section 841 of the Taxes Act.;

Redundancy	termination of the Participant’s employment by reason of redundancy within the terms of the Employment Rights Act 1996;

Retirement	retirement at or after age 55 in accordance with the Participant’s contract of employment or otherwise with the consent of the company which employs him;

Rules	the rules of the Plan as amended from time to time;

Schedule 4	Schedule 4 to the Income Tax (Earnings and Pensions) Act 2003;

Share	a fully paid ordinary share in the capital of the Company which satisfies paragraphs 16 to 20 of Schedule 4;

SIP	an Inland Revenue approved Share Incentive Plan;

Taxes Act	the Income and Corporation Taxes Act 1988; and

Variation

in relation to the equity share capital of the Company a capitalisation issue, an offer or invitation made by way of rights, a subdivision, a consolidation, reduction or any other variation in respect of which the Inland Revenue will allow an adjustment of Options.